UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 1, 2007

CONCENTRA OPERATING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-15699	75-2822620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5080 Spectrum Drive Suite 1200 - West Tower Addison, Texas	75001
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 364-8000

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2007, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Concentra Inc. (“Concentra Holding”), the parent corporation of Concentra Operating Corporation (the “Company”), approved the executive bonus program for fiscal 2007 for its executive management team, and established the bonus criteria for fiscal 2007 based upon the achievement of predetermined EBITDA targets, revenue targets, and personal objectives applicable to each individual officer. In addition, the Compensation Committee approved bonuses, including a discretionary component, for Concentra Holdings’ executive officers with respect to fiscal 2006 performance as follows: Daniel J. Thomas, President and Chief Executive Officer, $615,000; Thomas E. Kiraly, Executive Vice President, Chief Financial Officer and Treasurer, $345,000; James M. Greenwood, Executive Vice President – Corporate Development, $345,000; and Mark A. Solls, Executive Vice President, General Counsel and Corporate Secretary, $150,000. The executive officers of Concentra Holding hold the same positions at the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCENTRA OPERATING CORPORATION
(Registrant)

By:	/s/ Mark A. Solls
Name:	Mark A. Solls
Title:	Executive Vice President, General Counsel & Corporate Secretary

Date: March 7, 2007